As filed with the Securities and Exchange Commission on September 13, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICOLD REALTY TRUST

(Exact name of Registrant as specified in its Governing Instruments)

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

(678) 441-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Fred Boehler

President and Chief Executive Officer

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

(678) 441-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

C. Spencer Johnson, III Keith M. Townsend Jeffrey M. Stein King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, GA 30309 (404) 572-4600	James C. Snyder, Jr. Chief Legal Officer and Executive Vice President 10 Glenlake Parkway South Tower, Suite 600 Atlanta, Georgia 30328 (678) 441-1400	Edward F. Petrosky J. Gerard Cummins Prabhat K. Mehta Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-227282

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Offering Price (1)(2)	Amount of Registration Fee (1)
Common Shares of Beneficial Interest, $0.01 par value per share	7,199,000	$24.50	$176,375,500.00	$21,958.75

(1)	Includes common shares that may be sold pursuant to the exercise of the underwriters’ option to purchase additional common shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 7,199,000 common shares of beneficial interest, $0.01 par value per share, having a maximum aggregate offering price of $176,375,500.00, comprising the same class of securities covered by an earlier Registration Statement on Form S-11 (File No. 333-227282) (the “Prior Registration Statement”), filed by Americold Realty Trust with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Venable LLP

8.1	Opinion of King & Spalding LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young Hua Ming LLP (China Merchants Americold Holdings Company Limited)

23.3	Consent of Ernst & Young Hua Ming LLP (China Merchants Americold Logistics Company Limited)

23.4	Consent of Venable LLP (included as part of Exhibit 5.1)

23.5	Consent of King & Spalding LLP (included as part of Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-11 filed by the Registrant on September 11, 2018 (File No. 333-227282) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 13th day of September 2018.

AMERICOLD REALTY TRUST

By:	/s/ Fred Boehler
Name:	Fred Boehler
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Boehler	President, Chief Executive Officer and Trustee	September 13, 2018
Fred Boehler	(Principal Executive Officer)

/s/ Marc Smernoff	Chief Financial Officer and Executive Vice	September 13, 2018
Marc Smernoff	President (Principal Financial Officer)

/s/ Thomas C. Novosel	Chief Accounting Officer and Senior Vice	September 13, 2018
Thomas C. Novosel	President (Principal Accounting Officer)

*	Trustee	September 13, 2018
George J. Alburger, Jr.

*	Trustee	September 13, 2018
Ronald W. Burkle

*	Trustee	September 13, 2018
Jeffrey M. Gault

*	Trustee	September 13, 2018
Bradley J. Gross

*	Trustee	September 13, 2018
James R. Heistand

*	Trustee	September 13, 2018
Michelle M. MacKay

*	Trustee	September 13, 2018
Mark R. Patterson

*	Trustee	September 13, 2018
Andrew P. Power

*By:	/s/ Marc Smernoff
Marc Smernoff
Attorney-in-Fact